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                                                                 EXHIBIT 23.(a)


                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 31, 2000 appearing on page F-2 of Anchor National Life Insurance Company's Annual Report on Form 10-K for the year ended December 31, 1999 and of our report dated March 31, 2000, relating to the financial statements of Variable Annuity Account Seven (Portion Relating to the Polaris II A-Class Variable Annuity). We also consent to the reference to us under the heading "Independent Accountants" in such Prospectus.




         PricewaterhouseCoopers LLP
         Los Angeles, California
         April 20, 2000